                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 15, 2005



                                 MEDIACOM LLC
                         MEDIACOM CAPITAL CORPORATION
          (Exact name of Registrants as specified in their charters)


       New York                      333-57285-01               06-1433421
       New York                       333-57285                 06-1513997
(State of incorporation)       (Commission File Nos.)          (IRS Employer
                                                            Identification Nos.)

                             100 Crystal Run Road
                          Middletown, New York 10941
                   (Address of principal executive offices)


                Registrants' telephone number: (845) 695-2600


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant

         On March 18, 2005, we announced that we had elected to redeem all of our outstanding 8-1/2% Senior Notes due 2008 (the "Notes"). As of April 14, 2005, the aggregate principal amount of the Notes outstanding was $200,000,000.

         On April 15, 2005, we redeemed for cash all of the outstanding Notes at a redemption price equal to 101.417% of the outstanding principal amount of the Notes plus accrued interest, or an aggregate of $211,334,000 (the "Aggregate Redemption Amount").

         The operating subsidiaries of Mediacom LLC have a $1.15 billion bank credit facility (the "LLC credit facility") that expires in March 2013. The LLC credit facility consists of a $400.0 million revolving credit commitment, a $200.0 million delayed-draw term loan and a $550.0 million term loan. On April 15, 2005, we paid the Aggregate Redemption Amount with a combination of cash on hand and a $204,000,000 drawdown from the revolving credit portion of the LLC credit facility.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005

                                        Mediacom LLC



                                        By: /s/ Mark E. Stephan
                                            --------------------------------
                                            Mark E. Stephan
                                            Executive Vice President and
                                            Chief Financial Officer



Dated: April 20, 2005
                                        Mediacom Capital Corporation



                                        By: /s/ Mark E. Stephan
                                            ---------------------------------
                                            Mark E. Stephan
                                            Executive Vice President and
                                            Chief Financial Officer